Exhibit 10.36

5,355,050.52

FIRST AMENDED AND RESTATED SECURED PROMISSORY NOTE

This FIRST AMENDED AND RESTATED SECURED PROMISSORY NOTE (this “Note”) is made June 1, 2009, by GLASSHOUSE TECHNOLOGIES, INC. (“Borrower”) in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, “Lender”). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 4091 between Borrower and Lender dated June 30, 2004 (the “Loan Agreement”), and amends and restates those certain Notes dated August 17, 2006, September 5, 2006, and March 20, 2007, respectively.

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake’s Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate (“Lender’s Office”), the principal sum of $5,355,050.52 (the “Advance”), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.

“Final Payment” means $857,500.

“Interest-only Rate” means 13.5% per annum

“Loan Commencement Date” means April 1, 2010.

“Maturity Date” means the earliest of (a) the last day of the Repayment Period, (b) the date of any prepayment pursuant to Section 3 hereof, and (c) Lender declaring due and payable all amounts due or to become due under the Note following an Event of Default.

“Payment Amount” means $378,113.43

“Payment Date” means the first day of each calendar month.

“Prepayment Fee” means (i) 2% of the outstanding principal amount being prepaid if such prepayment is made in calendar year 2009; or (ii) 1% of the outstanding principal amount being prepaid if such prepayment is made in calendar year 2010 of later.

“Repayment Period” means the period beginning on the Loan Commencement Date and continuing for 15 calendar months.

“Restructure Fee” means $380,250.00 payable on the Maturity Date.

1. Repayment. Borrower shall pay principal and interest due hereunder from the date of this Note, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan and Security Agreement and this Note. Notwithstanding the foregoing, prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest on the Advance calculated at the Interest-only Rate. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, in an amount equal to the Payment Amount. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment and the Restructure Fee.

2. Interest. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender’s option, and thereafter bear like interest as principal. All interest computation shall be based on a 360-day year and actual days elapsed. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender’s discretion and as provided in the Loan and Security Agreement.

3. Prepayment.

a. Mandatory Prepayment Upon a Liquidation Event. If a Liquidation Event shall occur, then Borrower shall within 60 days of such Liquidation Event pay to Lender (i) the outstanding principal amount of the Note and any unpaid accrued interest, (ii) the Final Payment, (iii) the Prepayment Fee, (iv) the Restructure Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

b. Voluntary Prepayment. Borrower may voluntarily prepay all or any part of the principal due under this Note, provided that each of the following conditions is satisfied: Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest, (ii) the Final Payment with respect to the principal being prepaid, (iii) the Prepayment Fee, (iv) the Restructure Fee, and (v) all other sums, if any, that shall have become due and payable hereunder with respect to this Note to the extent allocable to the amount being prepaid, and all such other amounts if such prepayment represents the outstanding principal balance hereunder.

4. Collateral. This Note is secured by the Collateral.

5. Waivers. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

6. Choice of Law; Venue. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7. Miscellaneous. THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. “Hereof,” “herein,” “hereunder,” and similar words refer to this Note in its entirety. “Or” is not necessarily exclusive. “Including” is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties’ respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this First Amended and Restated Secured Promissory Note to be executed by a duly authorized officer as of the day and year first above written.

GLASSHOUSE TECHNOLOGIES, INC.

By:	/s/ Kenneth W. Hale
Name:	Kenneth W. Hale
Title:	CFO